Exhibit H

KOHLBERG CAPITAL CORPORATION

Common Stock

UNDERWRITING AGREEMENT

, 2006

LEHMAN BROTHERS INC.

As Representative of the several

    Underwriters named in Schedule 1 attached hereto,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Kohlberg Capital Corporation, a Delaware corporation (the “Company”), proposes to sell to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (the “Agreement”),              shares (the “Firm Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In addition, the Company proposes to grant to the underwriters an option to purchase up to              additional shares of the Common Stock on the terms set forth in Section 2 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

On August 17, 2006, Kohlberg Capital, LLC, a Delaware limited liability company and predecessor to the Company (“Kohlberg Capital”), KAT Associates, LLC, a Delaware limited liability company (“KAT Associates”) and James A. Kohlberg entered into an irrevocable exchange and subscription agreement (the “KDA Irrevocable Exchange and Subscription Agreement”), pursuant to which KAT Associates and James A. Kohlberg exchanged their common units in Katonah Debt Advisers, LLC, a Delaware limited liability company (“KDA”), for limited liability company interests of Kohlberg Capital on the terms and conditions as set forth in the KDA Restated Irrevocable Exchange and Subscription Agreement.

On August 17, 2006, Kohlberg Capital, KKAT Acquisition Company III, LLC, a Delaware limited liability company (“KKAT III), KKAT Acquisition Company, IV LLC, a Delaware limited liability company (“KKAT IV”), KKAT Acquisition Company, V LLC, a Delaware limited liability company (“KKAT V”), KKAT Acquisition Company, VII LLC, a Delaware limited liability company (“KKAT VII”) and KKAT Acquisition Company, VIII LLC, a Delaware limited liability company (“KKAT VIII,” and together with KKAT III, KKAT IV, KKAT V and KKAT VII, the “Exchanging Holders”) entered into an irrevocable exchange and subscription agreement (the “CDO Securities Irrevocable Exchange and Subscription Agreement”), pursuant to which the Exchanging Holders exchanged their interests in certain subordinated securities issued by collateralized debt obligation funds managed by KDA and certain other asset managers for limited liability company interests of Kohlberg Capital on the terms and conditions set forth in the CDO Securities Irrevocable Exchange and Subscription Agreement.

On August 18, 2006, Form N-6F Notice of Intent to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00727) (the “Notification of Intent”), was filed with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), pursuant to which Kohlberg Capital notified the Commission that it intends to elect to be treated as a business development company (“BDC”).

On             , 2006, Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940, (File No. 811-[        ]) (the “Notification of Election”) was filed with the Commission under the Investment Company Act, pursuant to which Kohlberg Capital elected to be treated as a BDC. The Company intends to elect to be treated as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) commencing with its first taxable year that it is treated as a corporation for Federal income tax purposes.

On             , 2006, following the filing of the Notification of Election and concurrently with the execution of this Agreement, Kohlberg Capital converted into the Company pursuant to a certificate of conversion filed with the Secretary of State of the State of Delaware in accordance with Section 265 of the Delaware General Corporation Law and Section 216 of the Delaware Limited Liability Company Act. At such time, the limited liability company interests of Kohlberg Capital were automatically converted into Common Stock of the Company by operation of law.

1. Representations, Warranties and Agreements. The Company represents, warrants and agrees that:

(a) The Company is eligible to use Form N-2 for the registration of the Stock. The Registration Statement relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations (the “Rules and Regulations”) of the Commission thereunder and the Investment Company Act; (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means              a.m./p.m. New York City time on the date of this Agreement;

(ii) “Effective Date” means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii) “most recent Preliminary Prospectus” means the Preliminary Prospectus dated              and included in the Registration Statement;

(iv) “Pricing Disclosure Package” means the most recent Preliminary Prospectus and any Rule 482 Statement used at or before the Applicable Time;

(v) “Preliminary Prospectus” means each prospectus used before the Registration Statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after the Effective Date and prior to the execution and delivery of this Agreement;

(vi) “Prospectus” means the final prospectus in the form filed by the Company with the Commission pursuant to Rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement on the Effective Date;

(vii) “Registration Statement” means the Company’s registration statement filed on Form N-2, including all documents filed as a part thereof, and including any Rule 430A Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497(h) under the Securities Act and deemed to be a part of the Registration Statement on the Effective Date, and also including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and any post-effective amendment thereto;

(viii) “Rule 430A Information” means the information included in the Prospectus that was omitted from the Registration Statement on the Effective Date but that is deemed to be a part of the Registration Statement on the Effective Date pursuant to paragraph (b) of Rule 430A under the Securities Act; and

(ix) “Rule 482 Statement” means a document that contains the number of shares of Stock issued, the offering price and any other items dependent upon the offering price and/or certain other information, prepared by the Company in accordance with the provisions of Rule 482 under the Securities Act.

(b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act, the Rules and Regulations and the Investment Company Act. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 497(h) and on the applicable Delivery Date to the requirements of the Securities Act, the Rules and Regulations and the Investment Company Act. The Preliminary Prospectus and Prospectus delivered to the Underwriters in connection with the offering was identical to the electronically transmitted copies filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except as may be permitted by Regulation S-T under the Securities Act.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) Any written materials provided to investors by, or with the prior written approval of, the Company specifically for use in any roadshow or investor presentations made to investors by the Company in connection with the marketing of the offering of the Stock (whether in person or electronically) (collectively, the “Marketing Materials”), considered together with the Preliminary Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All Marketing Materials complied and will comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the Investment Company Act and the rules and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”).

(h) The Company has been duly organized, is validly existing and in good standing as a corporation in the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and KDA taken as a whole (a “Material Adverse Effect”); the Company has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. None of the subsidiaries of the Company is a “Significant Subsidiary” as defined in Rule 405 under the Securities Act.

(i) KDA has been duly organized, is validly existing and in good standing as a limited liability company under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; KDA has all limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(j) The Company has an authorized capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. Except as disclosed in the Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding. All of the limited liability company interests of KDA have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(l) The Company and KDA, to the extent a party thereto, has all requisite corporate or limited liability company power, as applicable, and authority to execute, deliver and perform its obligations under this Agreement; the KDA Irrevocable Exchange and Subscription Agreement; the CDO Securities Irrevocable Exchange and Subscription Agreement; that certain transition services agreement between the Company and Kohlberg & Company, LLC (“Kohlberg”), dated             , 2006 (the “Transition Services Agreement”); that certain license and referral agreement between the Company and Kohlberg dated             , 2006 (the “License and Referral Agreement”); that certain registration rights agreement between the Company and             , dated             , 2006 (the “Registration Rights Agreement”); that certain overhead allocation agreement between the Company and KDA, dated             , 2006 (the “Overhead Allocation Agreement”); and that certain assignment and assumption of lease agreement between KDA and Katonah Capital, LLC, dated             , 2006 (“Assignment and Assumption Agreement”).

(m) This Agreement has been duly authorized, executed and delivered by the Company; the KDA Irrevocable Exchange and Subscription Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law); the CDO Securities Irrevocable Exchange and Subscription Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law); the Transition Services Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law); the License and Referral Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law); the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law); the Overhead Allocation Agreement has been duly authorized, executed and delivered by each of the Company and KDA and constitutes a legal, valid, binding and enforceable instrument of each of the Company and KDA (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law); and the Assignment and Assumption Agreement has been duly authorized, executed and delivered by KDA and constitutes a legal, valid, binding and enforceable instrument of KDA (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law);

(n) None of the execution, delivery and performance of this Agreement, the KDA Irrevocable Exchange and Subscription Agreement, the CDO Securities Irrevocable Exchange and Subscription Agreement, the Transition Services Agreement, the License and Referral Agreement, the Registration Rights Agreement, the Overhead Allocation Agreement or the Assignment and Assumption Agreement by the Company or KDA, to the extent a party thereto, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus will (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and KDA, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or KDA is a party or by which the Company or KDA is bound or to which any of the property or assets of the Company or KDA is subject, except for such conflicts, breaches or violations that would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or KDA; or (iii) to the knowledge of the Company or KDA, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or KDA or any of their properties or assets.

(o) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or KDA or any of their properties or assets is required to be obtained by the Company or KDA for the execution, delivery and performance of this Agreement, the KDA Irrevocable Exchange and Subscription Agreement, the CDO Securities Irrevocable Exchange and Subscription Agreement, the Transition Services Agreement, the License and Referral Agreement, the Registration Rights Agreement, the Overhead Allocation Agreement or the Assignment and Assumption Agreement by the Company or KDA, to the extent a party thereto, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters.

(p) Except as identified in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(q) The Company has not sold or issued any securities that would be required to be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act or the Rules and Regulations of the Commission thereunder.

(r) Neither the Company, since the date of its formation, nor KDA, since December 31, 2005, has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such applicable date, except as disclosed in the most recent Preliminary Prospectus, there has not been any change in the capital stock or long-term debt of the Company or KDA or any adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and KDA taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Since the date as of which information is given in the most recent Preliminary Prospectus and except as may otherwise be described in the most recent Preliminary Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(t) Deloitte & Touche LLP, who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(u) The Company and KDA have good and marketable title in fee simple to all real property, have valid rights to lease or otherwise use and have good and marketable title to all personal property owned by them, material to the respective businesses of each of the Company and KDA, in each case free and clear of all liens, encumbrances and defects, except such as (i) are described in the most recent Preliminary Prospectus; (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and KDA; or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company and KDA are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and KDA.

(v) The Company and KDA carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably believed to be adequate for the conduct of their respective businesses and the value of their respective properties. All policies of insurance of the Company and KDA are in full force and effect; the Company and KDA are in compliance with the terms of such policies in all material respects; and neither the Company nor KDA has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or KDA under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor KDA has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(w) The statistical and market-related data included under the caption “Business” in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(x) Neither the Company nor KDA is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will be, required to register as a “registered management investment company” under the Investment Company Act.

(y) (A) The Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Such election is effective and, subject to the filing of the Prospectus, all required action has been taken by the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Stock as provided in this Agreement; (B) the provisions of the Company’s charter and by-laws and the investment objectives, policies and restrictions described in the most recent Preliminary Prospectus and the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the Investment Company Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to BDCs.

(z) When the Notification of Election was filed with the Commission, it (a) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of the Investment Company Act and (b) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(aa) There are no legal or governmental proceedings pending to which the Company or KDA is a party or of which any property or assets of the Company or KDA is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(bb) There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required; and that statements made in the most recent Preliminary Prospectus under the captions “Restructuring,” “Election to be Regulated as a Business Development Company and a Regulated Investment Company,” “Distributions,” “Determination of Net Asset Value,” “Regulation,” “Certain Federal Income Tax Considerations,” “Description of Capital Stock” and “Shares Eligible for Future Sale,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(cc) Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

(dd) No labor disturbance by the employees of the Company or KDA exists or, to the knowledge of the Company, is threatened that would reasonably be expected to have a Material Adverse Effect.

(ee) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code, would have any liability (each a “Plan”), has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to so comply would not reasonably be expected to have Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a prototype determination or opinion letter to the effect that the form of such Plan is so qualified and the company and, as to the form of such Plan, the Plan may rely on such letter or opinion (without an individual application) under applicable IRS rules, and, to the knowledge of the Company nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(ff) The Company and KDA have (i) filed all Federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and all such tax returns are true, complete and correct in all material respects, and (ii) paid all material taxes required to be paid, and no tax deficiency has been determined adversely to the Company or KDA, nor does the Company or KDA have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) [Intentionally deleted]

(hh) The Company intends to direct the investment of the proceeds of the offering in such a manner as to comply with the requirements of Subchapter M of the Code, and the Company intends to be eligible to qualify as a RIC under Subchapter M of the Code commencing with its first taxable year that it is treated as a corporation for Federal income tax purposes.

(ii) Neither the Company nor KDA (i) is in violation of its charter, by-laws or other organizational documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) The Company makes and keeps accurate books and records and the Company maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ll) Since the date of its formation, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(mm) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(nn) The Company and KDA have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and KDA has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(oo) The Company and KDA own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(pp) (A) There are no proceedings that are pending, or, to the knowledge of the Company, threatened against the Company or KDA under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings which would not reasonably be expected to result in a Material Adverse Effect, and (B) the Company and KDA are not in violation of any Environmental Laws, or liabilities or other obligations under Environmental Laws, that would reasonably be expected to result in a Material Adverse Effect.

(qq) Neither the Company nor KDA is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Affect.

(rr) KDA is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on KDA’s limited liability company interests, from repaying to the Company any loans or advances to KDA from the Company or from transferring any of KDA’s property or assets to the Company, except as described in or contemplated by the most recent Preliminary Prospectus.

(ss) Neither the Company nor KDA, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or KDA, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(tt) The operations of the Company and KDA are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or KDA with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(uu) Neither the Company nor KDA nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or KDA is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly knowingly use the proceeds of the offering, or lend, contribute or otherwise knowingly make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus or any Rule 482 Statement to which the Representative has consented.

(ww) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(xx) The Stock has been approved for inclusion, subject to official notice of issuance and evidence of satisfactory distribution, in The NASDAQ Global Market.

(yy) To the knowledge of the Company, none of the persons identified as “independent directors” in the Preliminary Prospectus or the Prospectus is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with closing of the offering of the Stock shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, the Company grants to the Underwriters an option to purchase up to              additional shares of Option Stock. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Stock in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $[    ] per share.

The Company shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

3. Offering of Stock by the Underwriters. Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the aggregate purchase price of the Firm Stock being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of the Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part on not more than one occasion by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the [third] business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On the Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the aggregate purchase price of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Representative shall otherwise instruct.

5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) (A) To comply with the requirements of Rule 430A and Rule 497 under the Securities Act; (B) to prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to 497(h) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (C) to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof (unless in the reasonable determination of the Company such amendment or supplement is required by applicable law); (D) to advise the Representative, promptly after it receives notice thereof, of the time when any or amendment or supplement to the Registration Statement (including any filing pursuant to Rule 462(b) under the Securities Act) or the Prospectus has been filed and to furnish the Representative with copies thereof; and (E) to advise the Representative, promptly after it receives notice thereof of (i) the time when any post-effective amendment to the Registration Statement shall become effective; (ii) the receipt of any comments from the Commission; (iii) the request by the Commission for any amendment to the Registration Statement; (iv) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus; (v) the suspension of the qualification of the Stock for offering or sale in any jurisdiction (vi) the initiation or threatening of any proceeding or examination for any such purpose; or (vii) any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or for additional information related to the Registration Statement or the offering contemplated thereby; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus suspending any such qualification, to use promptly its commercially reasonable best efforts to obtain its withdrawal;

(ii) To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) any Rule 482 Statement and (D) if the delivery of a Prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance. The copies of the Registration Statement, any Preliminary Prospectus, Prospectus or amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, expect to the extent permitted by Regulation S-T;

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters;

(v) To use its commercially reasonable best efforts to comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Stock as contemplated in this Agreement and in the Prospectus. If any time when a Prospectus is required by the Securities Act to be delivered in connection with the sale of the Stock, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to the purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to 5(iv), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(vi) If there occurs an event or development prior to the Initial Delivery Date as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, to promptly notify the Underwriters so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented (at the sole cost to the Company).

(vii) As soon as reasonably practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, at least 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and KDA (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Securities Act);

(viii) During the period during which the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time period required by the Exchange Act and the rules and regulations of the Commission thereunder.

(ix) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by the Company at any time during such 180 day period) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to any equity plans), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company, excluding up to 433,333 shares of common stock as disclosed in the Registration Statement, or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule 2 hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”) relating to the lock-up periods shown on Schedule 2 hereto; notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. on behalf of the Underwriters, waive such extension in writing;

(xi) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus under “Use of Proceeds”;

(xii) To use it commercially reasonable efforts to effect and maintain its qualification of the Common Stock on The NASDAQ Global Market;

(xiii) When and to the extent required by law, comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”), and will use their best efforts to cause their respective officers, directors, trustees, employees and partners, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including without limitation, the Sarbanes Oxley Act;

(xiv) To, during a period of at least 12 months from the Initial Delivery Date, use its commercially reasonable efforts to maintain its status as a BDC under the Investment Company Act; provided, however, the Company may cease to be, or withdraw its election as a BDC under the Investment Company Act, with the approval of its board of directors and a vote of its stockholders as required by Section 58 of the Investment Company Act, or a successor provision; and

(xv) To elect to be treated as a RIC within the meaning of Section 851(a) of the Code commencing with its first taxable year that it is treated as a corporation for Federal income tax purposes by timely filing its Federal income tax return for such taxable year as a RIC on Internal Revenue Service Form 1120-RIC, and to use its commercially reasonable efforts to maintain such qualification and election in effect for each taxable year during which it is a BDC under the Investment Company Act.

6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock, involving any stamp or transfer taxes in connection with the original issuance and sale of the Stock, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by the NASD of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters not to exceed $[    ] in the aggregate); (f) the inclusion of the Stock on The NASDAQ Global Market; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(x) and the preparation, printing and distribution of a blue sky memorandum (including related fees and expenses of counsel to the Underwriters); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the officers of the Company and one-half of the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement and any transfer taxes payable in connection with its sales of Stock to the Underwriters, provided that, except as provided in this Section 6 and Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell in connection with the roadshow and the expenses of advertising any such offering of the Stock made by the Underwriters, and the travel and lodging expenses of the Underwriters and one-half the cost of any aircraft chartered.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Registration Statement (including any filing pursuant to Rule 462(b) under the Securities Act), has become effective; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Clifford Chance US LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Ropes & Gray LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, and covering the matters substantially in the form attached hereto as Exhibit B-1, along with its negative assurance letter substantially in the form attached hereto as Exhibit B-2.

(e) The Representative shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have caused Deloitte & Touche LLP to furnish to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, executed on its behalf by its (a) Chief Executive Officer or President or equivalent officer and (b) its Chief Financial Officer or equivalent officer stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, except for any such representation or warranty that speaks only as of an earlier date or time, which is true and correct as of such earlier specified date and time, and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have reviewed the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus not been so set forth;

(i) The Company shall have furnished to the Representative a copy, duly executed by the Company, of the KDA Irrevocable Exchange and Subscription Agreement.

(j) The Company shall have furnished to the Representative, a copy, duly executed by the Company, of the CDO Securities Irrevocable Exchange and Subscription Agreement.

(k) The Company shall have furnished to the Representative, a copy, duly executed by the Company, of the Transition Services Agreement.

(l) The Company shall have furnished to the Representative, a copy, duly executed by the Company, of the License and Referral Agreement.

(m) The Company shall have furnished to the Representative, a copy, duly executed by the Company, of the Registration Rights Agreement.

(n) The Company shall have furnished to the Representative, a copy, duly executed by the Company and KDA, of the Overhead Allocation Agreement.

(o) The Company shall have furnished to the Representative, a copy, duly executed by KDA, of the Assignment and Assumption Agreement.

(p) Prior to such Delivery Date, the Company and KDA shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(q) (A) Neither the Company nor KDA shall have sustained since the date of their respective formation, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (B) since such date there shall not have been any change in the capital stock (except as otherwise disclosed in the Preliminary Prospectus) or long-term debt of the Company or KDA or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and KDA taken as a whole, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(r) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, The NASDAQ Global Market or the American Stock Exchange, or trading in any securities of the Company on any exchange, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by United States Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(s) The NASDAQ Global Market shall have approved the Stock for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

(t) The Lock-Up Agreements, in substantially the form attached hereto as Exhibit A, between the Representative and the officers, directors and stockholders of the Company set forth on Schedule 2, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, including the Rule 430A Information; (B) any Rule 482 Statement; (C) any Marketing Materials or (D) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus in any amendment or supplement thereto, including the Rule 430A Information, any Rule 482 Statement, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of any Preliminary Prospectus or Rule 482 Statement, or any amendment or supplement thereto, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any such amendment or supplement thereto, including the Rule 430A Information, any Rule 482 Statement, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, including the Rule 430A Information, any Rule 482 Statement, any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, the Rule 430A Information, any Rule 482 Statement, any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of any Preliminary Prospectus or Rule 482 Statement, or any amendment or supplement thereto, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if (i) the Company and the Underwriters shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded based upon the advice of counsel that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, the concession and reallowance figures, by the Underwriters and number of shares being purchased by such Underwriters, and the paragraphs appearing under the headings “Stabilization and Short Positions” and “Electronic Distribution” in the “Underwriting” section of the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any amendment or supplement thereto, including the Rule 430A Information, any Rule 482 Statement, any Marketing Materials or Blue Sky Application.

9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock as to which such defaulting Underwriter failed to deliver payment on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of Stock as to which the defaulting Underwriter failed to deliver payment on such date exceeds [9.9]% of the total number of shares of the Stock to be delivered on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares as to which the defaulting Underwriter or Underwriters agreed but failed to deliver payment on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(q) and 7(r) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to:

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

With a copy (for informational purposes only) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Jay L. Bernstein, Esq.

Facsimile: (212) 878-8375

And in the case of any notice pursuant to Section 8(c), a copy to:

Director of Litigation

Office of the General Counsel

Lehman Brothers Inc.

399 Park Avenue, 10th Floor

New York, New York 10022

Facsimile: (212) 520-0421

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to:

Kohlberg Capital Corporation

295 Madison Avenue, 6th Floor

New York, New York 10017

Attention: [                    ]

Facsimile: (212) 455-8300

With a copy (for informational purposes only) to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: Craig E. Marcus, Esq.

Facsimile: (617) 951-7050

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representative.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KOHLBERG CAPITAL CORPORATION

By:
Name:
Title:

Accepted:

LEHMAN BROTHERS INC.
For itself and as Representative of the several Underwriters named in Schedule 1 hereto

By:
Authorized Representative

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bear, Stearns & Co.
BMO Capital Markets Corp.
A.G. Edwards & Sons, Inc.
Stifel, Nicolaus & Company, Incorporated

Total

Sch.1-1

SCHEDULE 2

	PERSONS DELIVERING LOCK-UP AGREEMENTS	LENGTH OF LOCK-UP PERIOD
Directors

Officers

Stockholders

Sch.2-1